Exhibit 99.1
Released on 10/16/08 at 7:07 p.m. by PR Newswire.
FOR IMMEDIATE RELEASE

Contacts:	Martha Fleming, Steve Brolly Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
REPORTS EXPECTED LOSS
FIDELITY BANK’S CAPITAL INCREASES
     ATLANTA, GA (October 16, 2008) — Fidelity Southern Corporation (“Fidelity” or “the Company”) (NASDAQ:LION), holding Company for Fidelity Bank, reported as expected a net loss of $4,875,000 for the third quarter of 2008 compared to net income of $1,679,000 for the same quarter of 2007. Basic and diluted loss per share for the third quarter of 2008 were $.52 compared to earnings per share of $.18 for the same period in 2007. Net loss for the first nine months of 2008 was $4,667,000 compared to net income of $6,313,000 for the same period in 2007. Basic and diluted loss per share for the first nine months of 2008 were $.50 compared to earnings per share of $.68 for the same period in 2007. Fidelity reported an increase in its loan loss provision of $8,600,000 in the quarter ended September 30, 2008 compared to the same period in 2007. The allowance for loan losses increased to $26,023,000 or 1.83% of total loans at September 30, 2008. OREO increased to $16,668,000 at that same date. Net charge-offs for the quarter were $7,897,000. Total risk based capital ratios improved in the Bank to 10.45% at September 30, 2008 from 10.35% at June 30, 2008 and 10.29% at December 31, 2007.
     Chairman James B. Miller, Jr. said, “Capital and liquidity and the diversity of our portfolio continue to be the strength of our Company. We continue to make loans even in this troubling credit environment. We will take care of our customers.”
     President, H. Palmer Proctor, Jr. said, “Our branches are opening an increasing number of accounts. Our ability to gather deposits continues to be remarkable as customers continue to show confidence in the Bank.”
     Significant developments in the quarter and the first nine months of 2008 included:
➢	Net interest income grew 2.13% over the first nine months of 2007.
➢	Cost of funds decreased 114 basis points to 3.68% and 90 basis points to 3.92% for the third quarter and nine months ended September 30, 2008, respectively, compared to the same periods in 2007 as a result of moderate deposit pricing.

Fidelity Southern Corporation
Third Quarter Earnings Release
October 16, 2008
➢	Personnel expenses were down 3.16% for the third quarter of 2008 compared to the same period in 2007.
➢	Total assets decreased 1.07% in the quarter to $1.760 billion.
➢	Our Totally Free checking account product increased 29% this year through September.
➢	Remote deposit volume grew to 33.82% of all deposits.
➢	Loan reserves substantially increased to 1.83% of loans from 1.10% at September 30, 2007, 1.19% at December 31, 2007, and 1.56% at June 30, 2008. The increase was $3.5 million over the second quarter of 2008 and $10.9 million greater than reserves at September 30, 2007. Provision for loan losses was $11.4 million and $21.9 million for the third quarter and first nine months of 2008, respectively, compared to $2.8 million and $5.0 million for the same periods in 2007.
➢	Net charge-offs increased to $7.9 million in the third quarter from $2.4 million in the second quarter of 2008.
➢	The ratio of net charge-offs to average loans outstanding was 1.16% for the first nine months of 2008 compared to .39% for the same period in 2007.
➢	Nonperforming loans, repossessions and other real estate totaled $91.4 million at the end of the third quarter, an increase of $34.1 million in the quarter.
➢	During the quarter, $2.4 million of ORE assets were sold while $8.2 million was added to ORE net of $559,000 in charge-downs. ORE consists of 53 houses, representing 58.6% of total balances, and 126 lots and one commercial property.
➢	New residential construction loan advances made during the quarter totaled $3.1 million, while the payoffs of construction loans totaled $28.5 million. There are 559 houses and 1,936 lots financed at September 30, 2008, compared to 1,138 houses and 2,220 lots at September 30, 2007.
➢	Nonperforming residential construction and development loans at September 30, 2008, included 157 houses and 411 lots and land totaling approximately $67.4 million. During the quarter approximately $1.2 million of nonperforming loans were paid down by our customers while approximately $41.5 million in loans were moved to nonperforming.
     The decrease in net income for both the third quarter and nine month periods in 2008 compared to the prior year was primarily the result of a higher provision for loan losses due to higher charge-offs and adverse credit trends in the real estate construction and to a degree in consumer loan portfolios requiring an increase in the allowance for loan losses.
     Net interest income for the third quarter decreased $81,000 or .67% over the same period in 2007. Net interest income for the first nine months of 2008 increased $744,000 or 2.13% when compared to the same period in 2007. The decrease in the third quarter compared to the prior year is a result of lower margins resulting from reductions in the prime rate and higher nonperforming assets. The increase for the year to date was primarily a result of higher average interest-earning assets. The net interest margin decreased nine basis points to 2.86% in the third quarter compared to 2.95% in the second quarter of 2008. The net interest margin decreased 23 basis points in the third quarter of 2008 when compared to the same period in 2007. The net interest margin decreased 14 basis points to 2.92% for the first nine months of 2008 compared to the same period in 2007. The decline in net interest margin in the third quarter and first nine months of 2008 was due primarily to reductions in the prime rate and foregone interest due to an increase in nonperforming loans.

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Fidelity Southern Corporation
Third Quarter Earnings Release
October 16, 2008
     Total interest income for the third quarter and first nine months of 2008 decreased $3.0 million and $5.1 million, or 10.24% and 5.96%, respectively, compared to the same periods in 2007. The decreases in interest income for the third quarter and first nine months of 2008 were the result of a decrease of 121 basis points and 91 basis points in the yield on average interest-earning assets, respectively, offset in part by the growth in average interest-earning assets, which increased $118.1 million and $108.9 million or 7.6% and 7.1%, respectively.
     Interest expense for the third quarter and first nine months of 2008 decreased $2.9 million and $5.8 million, or 17.0% and 11.6%, respectively, compared to the same periods in 2007. The decreases in interest expense for the third quarter and first nine months of 2008 were attributable to an increase in average interest-bearing liabilities of $124.5 million and $116.8 million, respectively, more than offset by a 114 basis point and 90 basis point decrease in the cost of interest-bearing liabilities, respectively.
     The provision for loan losses for the third quarter and first nine months of 2008 was $11.4 million and $21.9 million, respectively, compared to $2.8 million and $5.0 million for the same periods in 2007, due to increased charge-offs and adverse credit trends in the construction loan portfolio and in the consumer loan portfolio. Net charge-offs increased $6.1 million and $8.4 million to $7.9 million and $12.4 million for the third quarter and first nine months of 2008 when compared to the same periods in 2007. The allowance for loan losses as a percentage of loans increased from 1.19% at December 31, 2007, to 1.83% at September 30, 2008, compared to 1.10% at September 30, 2007. Nonperforming assets increased to $91.4 million at the end of the third quarter of 2008 compared to $13.8 million at the end of the third quarter of 2007 and $24.2 million at the end of 2007. Management believes it has identified and placed on nonaccrual, charged down, and charged off these nonperforming assets timely and appropriately.
     Noninterest income decreased $944,000 and 19.7% to $3.9 million in the third quarter of 2008 compared to the same period in 2007. This decrease in noninterest income was a result of lower SBA lending activities which decreased $351,000 or 47.6% to $387,000 and decreased indirect lending revenues of $281,000 or 20.5% to $1.1 million. Both the SBA lending activity and indirect lending revenues were hindered by the lack of liquidity in the economy resulting in fewer sales and lower gains on sales. Noninterest income increased $287,000 or 2.1% to $13.9 million in the first nine months of 2008 compared to the same period in 2007, due to the $1.3 million securities gain in the first quarter of 2008 from the mandatory redemption of 29,267 shares of Visa, Inc. common stock as a result of its initial public offering in March 2008. This increase was somewhat offset by a decrease in SBA lending revenues of $788,000, or 40.37%, to $1.2 million during the first nine months of 2008 when compared to the same period last year. The decrease is a result of a reduction in loans sold from $30.3 million for the nine months ended September 2007 to $18.1 million for the same period in 2008.
     Noninterest expense for the third quarter and first nine months of 2008 increased $743,000 and $1.7 million, or 6.3% and 4.8%, to $12.6 million and $36.4 million, respectively compared to the same periods in 2007. The increase for the third quarter of 2008 is a result of ORE write-downs and related expenses which increased to $806,000 in the third quarter of 2008 compared to none for the same period in 2007. In addition, the Bank recorded a charge of

3

Fidelity Southern Corporation
Third Quarter Earnings Release
October 16, 2008
$360,000 pre-tax for its estimated proportional share of a settlement of the Visa litigation with Discovery Financial Services which was settled in October, 2008. Fidelity, as a member bank of Visa, is obligated for its proportional share of litigation and legal expenses. These increases were somewhat offset by lower salaries and benefits of 3.2% quarter to quarter and advertising and promotion expense decreasing. The increase for the first nine months of 2008 is a result of ORE write-downs and related expenses which increased to $2.0 million for the first nine months of 2008 compared to none for the same period in 2007. The Visa related accrual discussed above also contributed to the higher expense. Salaries and benefits expense increased $324,000 or 1.7% to $19.6 million compared to the same period in 2007, due to the addition of seasoned loan production employees, and staff for the three branches opened in 2007. The increase in noninterest expense for the first nine months of 2008 was partially offset by the reversal of the fourth quarter 2007 Visa litigation expense accrual of $567,000 as the result of the Visa funding of a litigation escrow account through its initial public offering in March 2008. There were also reductions in advertising and promotion, and stationery, printing and supplies as a result of cost cutting measures implemented by management.
     Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit related insurance products through 23 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.
     This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” on page 3 of Fidelity Southern Corporation’s 2007 Annual Report filed on Form 10-K with the Securities and Exchange Commission.

4

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	QUARTER-TO-DATE		YEAR-TO-DATE
	SEPTEMBER 30,		SEPTEMBER 30,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	2008	2007	2008	2007
INTEREST INCOME
LOANS, INCLUDING FEES	$24,082	$27,203	$73,930	$79,069
INVESTMENT SECURITIES	1,912	1,789	5,606	5,472
FEDERAL FUNDS SOLD AND BANK DEPOSITS	94	72	189	241

TOTAL INTEREST INCOME	26,088	29,064	79,725	84,782

INTEREST EXPENSE
DEPOSITS	11,990	14,816	37,204	43,561
SHORT-TERM BORROWINGS	450	557	1,680	1,577
SUBORDINATED DEBT	1,291	1,277	3,977	3,492
OTHER LONG-TERM DEBT	421	397	1,146	1,178

TOTAL INTEREST EXPENSE	14,152	17,047	44,007	49,808

NET INTEREST INCOME	11,936	12,017	35,718	34,974

PROVISION FOR LOAN LOSSES	11,400	2,800	21,850	4,950

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	536	9,217	13,868	30,024

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	1,226	1,230	3,589	3,554
OTHER FEES AND CHARGES	499	478	1,474	1,408
MORTGAGE BANKING ACTIVITIES	50	75	245	275
INDIRECT LENDING ACTIVITIES	1,091	1,372	4,187	4,051
SBA LENDING ACTIVITIES	387	738	1,164	1,952
SECURITIES GAINS, NET	42	—	1,306	—
BANK OWNED LIFE INSURANCE	303	299	904	870
OTHER OPERATING INCOME	253	603	1,024	1,496

TOTAL NONINTEREST INCOME	3,851	4,795	13,893	13,606

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	6,404	6,613	19,628	19,304
FURNITURE AND EQUIPMENT	757	755	2,277	2,160
NET OCCUPANCY	1,044	1,064	3,066	2,991
COMMUNICATION EXPENSES	435	430	1,253	1,296
PROFESSIONAL AND OTHER SERVICES	928	894	2,792	2,725
ADVERTISING AND PROMOTION	135	272	409	701
STATIONERY, PRINTING AND SUPPLIES	165	193	510	573
INSURANCE EXPENSES	73	77	265	227
OTHER OPERATING EXPENSES	2,638	1,538	6,226	4,775

TOTAL NONINTEREST EXPENSE	12,579	11,836	36,426	34,752

(LOSS) INCOME BEFORE INCOME TAX (BENEFIT) EXPENSE	(8,192)	2,176	(8,665)	8,878
INCOME TAX (BENEFIT) EXPENSE	(3,317)	497	(3,998)	2,565

NET (LOSS) INCOME	$(4,875)	$1,679	$(4,667)	$6,313

(LOSS) EARNINGS PER SHARE:
BASIC (LOSS) EARNINGS PER SHARE	$(0.52)	$0.18	$(0.50)	$0.68

DILUTED (LOSS) EARNINGS PER SHARE	$(0.52)	$0.18	$(0.50)	$0.68

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	9,441,876	9,341,021	9,404,001	9,320,465

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-FULLY DILUTED	9,441,876	9,343,009	9,404,001	9,329,302

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	SEPTEMBER 30,	DECEMBER 31,	SEPTEMBER 30,
(DOLLARS IN THOUSANDS)	2008	2007	2007
ASSETS

CASH AND DUE FROM BANKS	$22,706	$23,442	$24,376
FEDERAL FUNDS SOLD	29,956	6,605	4,501

CASH AND CASH EQUIVALENTS	52,662	30,047	28,877
INVESTMENTS AVAILABLE-FOR-SALE	127,437	103,149	108,368
INVESTMENTS HELD-TO-MATURITY	25,562	29,064	29,907
INVESTMENT IN FHLB STOCK	5,282	5,665	4,765
LOANS HELD-FOR-SALE	52,098	63,655	47,611
LOANS	1,423,752	1,388,358	1,377,286
ALLOWANCE FOR LOAN LOSSES	(26,023)	(16,557)	(15,155)

LOANS, NET	1,397,729	1,371,801	1,362,131
PREMISES AND EQUIPMENT, NET	19,874	18,821	18,853
OTHER REAL ESTATE	16,668	7,307	4,955
ACCRUED INTEREST RECEIVABLE	8,646	9,367	9,566
BANK OWNED LIFE INSURANCE	27,518	26,699	26,445
OTHER ASSETS	26,622	20,909	20,135

TOTAL ASSETS	$1,760,098	$1,686,484	$1,661,613

LIABILITIES

DEPOSITS:
NONINTEREST-BEARING DEMAND	$123,372	$131,597	$125,827
INTEREST-BEARING DEMAND/ MONEY MARKET	248,500	314,067	310,367
SAVINGS	202,632	216,442	215,453
TIME DEPOSITS, $100,000 AND OVER	315,855	285,497	298,956
OTHER TIME DEPOSITS	575,460	458,022	433,009

TOTAL DEPOSIT LIABILITIES	1,465,819	1,405,625	1,383,612

FEDERAL FUNDS PURCHASED	15,000	5,000	6,000
OTHER SHORT-TERM BORROWINGS	58,449	70,954	55,861
SUBORDINATED DEBT	67,527	67,527	67,527
OTHER LONG-TERM DEBT	47,500	25,000	37,000
ACCRUED INTEREST PAYABLE	7,000	6,760	6,642
OTHER LIABILITIES	5,537	5,655	5,701

TOTAL LIABILITIES	1,666,832	1,586,521	1,562,343

SHAREHOLDERS’ EQUITY

COMMON STOCK	46,808	46,164	45,770
ACCUMULATED OTHER COMPREHENSIVE LOSS	(1,101)	(804)	(1,624)
RETAINED EARNINGS	47,559	54,603	55,124

TOTAL SHAREHOLDERS’ EQUITY	93,266	99,963	99,270

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,760,098	$1,686,484	$1,661,613

BOOK VALUE PER SHARE	$9.85	$10.67	$10.62

SHARES OF COMMON STOCK OUTSTANDING	9,469,671	9,368,904	9,351,195

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	YEAR-TO-DATE		YEAR ENDED
	SEPTEMBER 30,		DECEMBER 31,
(DOLLARS IN THOUSANDS)	2008	2007	2007
BALANCE AT BEGINNING OF PERIOD	$16,557	$14,213	$14,213
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	99	—	200
SBA	244	—	—
REAL ESTATE-CONSTRUCTION	5,363	1,412	1,934
REAL ESTATE-MORTGAGE	261	63	82
CONSUMER INSTALLMENT	7,349	3,555	5,301

TOTAL CHARGE-OFFS	13,316	5,030	7,517
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	5	255	257
SBA	215	—	—
REAL ESTATE-CONSTRUCTION	30	40	190
REAL ESTATE-MORTGAGE	13	78	78
CONSUMER INSTALLMENT	669	649	836

TOTAL RECOVERIES	932	1,022	1,361

NET CHARGE-OFFS	12,384	4,008	6,156
PROVISION FOR LOAN LOSSES	21,850	4,950	8,500

BALANCE AT END OF PERIOD	$26,023	$15,155	$16,557

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	1.16%	0.39%	0.45%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	1.83%	1.10%	1.19%
NONPERFORMING ASSETS
(UNAUDITED)

	SEPTEMBER 30,
(DOLLARS IN THOUSANDS)	2008	2007
NONACCRUAL LOANS	$73,043	$7,023
REPOSSESSIONS	1,666	1,858
OTHER REAL ESTATE	16,668	4,955

TOTAL NONPERFORMING ASSETS	$91,377	$13,836

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$3	$—

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	—%	—%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS, OREO AND REPOSSESSIONS	6.12%	0.97%

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

				PERCENT CHANGE
	SEPTEMBER 30,	DECEMBER 31,	SEPTEMBER 30,	Sept 30, 2008/	Sept 30, 2008/
(DOLLARS IN THOUSANDS)	2008	2007	2007	Dec. 31, 2007	Sept 30, 2007
COMMERCIAL, FINANCIAL AND AGRICULTURAL	$131,001	$107,325	$107,523	22.06%	21.84%
TAX-EXEMPT COMMERCIAL	8,144	9,235	10,167	(11.81)%	(19.90)%
REAL ESTATE MORTGAGE — COMMERCIAL	196,213	189,881	181,076	3.33%	8.36%

TOTAL COMMERCIAL	335,358	306,441	298,766	9.44%	12.25%
REAL ESTATE-CONSTRUCTION	255,393	282,056	283,291	(9.45)%	(9.85)%
REAL ESTATE-MORTGAGE	106,906	93,673	96,558	14.13%	10.72%
CONSUMER INSTALLMENT	726,095	706,188	698,671	2.82%	3.93%

LOANS	1,423,752	1,388,358	1,377,286	2.55%	3.37%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL
MORTGAGE LOANS	1,860	1,412	217	31.73%	757.14%
SBA LOANS	35,238	24,243	15,394	45.35%	128.91%
INDIRECT AUTO LOANS	15,000	38,000	32,000	(60.53)%	(53.13)%

TOTAL LOANS HELD-FOR-SALE	52,098	63,655	47,611	(18.16)%	9.42%

TOTAL LOANS	$1,475,850	$1,452,013	$1,424,897

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR-TO-DATE
	September 30, 2008			September 30, 2007
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Assets
Interest-earning assets:
Loans, net of unearned income
Taxable	$1,479,355	$73,626	6.65%	$1,377,889	$78,491	7.62%
Tax-exempt (1)	8,782	453	7.04%	13,897	864	8.32%

Total loans	1,488,137	74,079	6.65%	1,391,786	79,355	7.62%

Investment securities
Taxable	138,208	5,188	5.01%	139,695	5,311	5.07%
Tax-exempt (2)	13,560	606	5.96%	5,401	229	5.65%

Total investment securities	151,768	5,794	5.12%	145,096	5,540	5.11%

Interest-bearing deposits	1,834	31	2.27%	1,110	44	5.27%
Federal funds sold	10,283	158	2.05%	5,106	197	5.16%

Total interest-earning assets	1,652,022	80,062	6.47%	1,543,098	85,136	7.38%

Cash and due from banks	22,239			23,269
Allowance for loan losses	(21,101)			(14,122)
Premises and equipment, net	19,465			18,882
Other real estate owned	11,178			1,677
Other assets	57,584			50,322

Total assets	$1,741,387			$1,623,126

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$288,937	$5,281	2.44%	$288,185	$7,566	3.51%
Savings deposits	212,436	4,704	2.96%	197,619	6,537	4.42%
Time deposits	812,727	27,219	4.47%	758,103	29,458	5.20%

Total interest-bearing deposits	1,314,100	37,204	3.78%	1,243,907	43,561	4.68%
Federal funds purchased	11,940	264	2.95%	8,593	357	5.56%
Securities sold under agreements to repurchase	31,972	625	2.61%	20,413	471	3.09%
Other short-term borrowings	30,529	791	3.46%	21,990	749	4.55%
Subordinated debt	67,527	3,977	7.87%	50,080	3,492	9.32%
Long-term debt	42,755	1,146	3.58%	37,000	1,178	4.26%

Total interest-bearing liabilities	1,498,823	44,007	3.92%	1,381,983	49,808	4.82%

Noninterest-bearing:
Demand deposits	129,205			130,715
Other liabilities	14,864			14,152
Shareholders’ equity	98,495			96,276

Total liabilities and shareholders’ equity	$1,741,387			$1,623,126

Net interest income / spread		$36,055	2.55%		$35,328	2.56%

Net interest margin			2.92%			3.06%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2008 and 2007 of $149,000 and $286,000 respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2008 and 2007 of $188,000 and $87,000, respectively.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	QUARTER-TO-DATE
	September 30, 2008			September 30, 2007
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Assets
Interest-earning assets:
Loans, net of unearned income
Taxable	$1,493,782	$23,987	6.39%	$1,401,855	$27,056	7.66%
Tax-exempt (1)	8,354	138	6.84%	10,947	223	8.07%

Total loans	1,502,136	24,125	6.39%	1,412,802	27,279	7.66%

Investment securities
Taxable	140,393	1,756	5.00%	134,292	1,716	5.11%
Tax-exempt (2)	15,223	227	5.96%	7,204	103	5.71%

Total investment securities	155,616	1,983	5.13%	141,496	1,819	5.16%

Interest-bearing deposits	2,188	11	1.88%	984	13	5.12%
Federal funds sold	18,091	83	1.84%	4,658	59	5.04%

Total interest-earning assets	1,678,031	26,202	6.21%	1,559,940	29,170	7.42%

Cash and due from banks	21,734			22,776
Allowance for loan losses	(24,853)			(14,573)
Premises and equipment, net	19,930			18,986
Other real estate owned	12,758			3,484
Other assets	60,789			52,496

Total assets	$1,768,389			$1,643,109

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$270,010	$1,497	2.21%	$303,979	$2,721	3.55%
Savings deposits	205,272	1,428	2.77%	208,876	2,322	4.41%
Time deposits	874,069	9,065	4.13%	745,179	9,773	5.20%

Total interest-bearing deposits	1,349,351	11,990	3.54%	1,258,034	14,816	4.67%

Federal funds purchased	6,218	36	2.33%	6,674	92	5.47%
Securities sold under agreements to repurchase	36,044	239	2.64%	23,582	211	3.55%
Other short-term borrowings	21,609	175	3.22%	22,124	254	4.57%
Subordinated debt	67,527	1,291	7.61%	56,321	1,277	8.99%
Long-term debt	47,500	421	3.51%	37,000	397	4.26%

Total interest-bearing liabilities	1,528,249	14,152	3.68%	1,403,735	17,047	4.82%

Noninterest-bearing:
Demand deposits	129,311			128,734
Other liabilities	14,491			13,457
Shareholders’ equity	96,338			97,183

Total liabilities and shareholders’ equity	$1,768,389			$1,643,109

Net interest income / spread		$12,050	2.53%		$12,123	2.60%

Net interest margin			2.86%			3.09%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2008 and 2007 of $42,000 and $77,000 respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2008 and 2007 of $71,000 and $39,000.